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_    _               UNITED STATIONERS INC.
            CERTIFICATE OF THE POWERS, DESIGNATIONS,
                 PREFERENCES, AND RIGHTS OF THE
                   SERIES A PREFERRED STOCK,
                    SERIES B PREFERRED STOCK
                  AND SERIES C PREFERRED
STOCK

             Pursuant to Section 151 of the General Corporation
            Law of the State of Delaware

          The following resolutions were duly adopted by
unanimous written consent of the Board of Directors (the "Board of Directors") of United Stationers Inc., a Delaware
corporation (the "Corporation"), pursuant to the provisions of
Section 151 of the General Corporation Law of the State of
Delaware (the "DGCL"), on  March         30 , 1995.

          WHEREAS, the Corporation is a party to an Agreement and Plan of Merger, dated as of February 13, 1995, between the Corporation and Associated Holdings, Inc., a Delaware corporation ("Associated"), pursuant to which the Corporation will be merged with and into Associated, with Associated surviving (the "Merger"), and Associated Stationers, Inc., a Delaware corporation and wholly-owned subsidiary of Associated ("ASI"), will be merged with and into United Stationers Supply Co., an Illinois corporation and wholly-owned subsidiary of the Corporation ("Supply Co."), with Supply Co. surviving (the "Subsidiary Merger"); and

          WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Corporation's Certificate of Incorporation, as amended to date (as amended, the "Certificate of Incorporation"), to fix by resolution or resolutions the designation of each series of preferred stock and the powers, preferences, and relative participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets, conversion, or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the DGCL; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of three series of preferred stock and the number of shares constituting each of such series;
          NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby fixes the designations and preferences and relative, participating, optional, and other special rights, and qualifications, limitations, and restrictions of (i) a series of preferred stock consisting of 15,000 shares (of which 5,000 shares will be initially issued as of the Effective time of the Merger (the "Effective Time")) to be designated Series A Preferred Stock (the "Series A Preferred Stock"), (ii) a series of preferred stock consisting of 15,000 shares (of which 6,724.4436 shares will be initially issued as of the Effective
Time) to be designated Series B Preferred Stock (the "Series B Preferred Stock") and (iii) a series of preferred stock consisting of 15,000 shares (of which 10,086.6657 shares will be initially issued as of the Effective Time) to be designated Series C Preferred Stock (the "Series C Preferred Stock");
          RESOLVED FURTHER, that the Corporation hereby fixes the designations and preferences and relative, participating, optional, and other special rights, and qualifications, limitations, and restrictions of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and
          RESOLVED FURTHER, that the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are hereby authorized on the terms and with the provisions herein set forth:
     I.   Terms Applicable to the Series A Preferred Stock.
     1      Dividends.  (a) Subject to the provisions of
Sections 1.1(b), 1.2(f), and 1.2(h) the holders of Series A Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors of the corporation out of funds legally available for such purpose, dividends on the outstanding shares of Series A Preferred Stock at the Series A Preferred Dividend Rate, payable on each Preferred Dividend Payment Date to holders of record as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). Such dividends shall be cumulative and shall accrue with respect to each share of Series A Preferred Stock, whether or not declared, whether or not restricted by the terms of the Debt Agreements or otherwise pursuant to the provisions hereof, and whether or not there are funds legally available for the payment thereof until paid.
The dividends on the Series A Preferred Stock may be declared payable in cash or in additional shares of Series A Preferred Stock valued at $1,000 per share, in the discretion of the Board of Directors. No other dividends may be declared or paid to the holders of Series A Preferred Stock. All dividends declared by the Board of Directors upon shares of Series A Preferred Stock in accordance with this Section 1.1(a) shall be declared and paid pro rata with respect to all shares of Series A Preferred Stock then outstanding.

          (a) If at any time the Corporation shall have failed to pay any accumulated dividends on any shares of Series A Preferred Stock on any Preferred Dividend Payment Date as provided above, or if at any time the corporation shall have failed to redeem shares of Series A Preferred Stock as required by Section 1.2(a) for any reason, the Corporation shall not
          (i) declare or pay any dividend on any Junior Shares or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption, or other retirement of any Junior Shares or make any distribution with respect thereto, either directly or indirectly and whether in cash or property or in obligations or shares (other than in Junior Shares) of the corporation or any Subsidiary,
         (ii) purchase any shares of Series A Preferred Stock (except for a consideration payable in Junior Shares) or redeem fewer than all of the shares of Series A Preferred Stock then outstanding, or
        (iii) permit any Subsidiary to purchase any Junior Shares or permit any Subsidiary to purchase fewer than all of the shares of Series A Preferred Stock then outstanding, unless, at the time of any such dividend, payment, distribution, purchase, or redemption, all accrued and unpaid dividends on shares of Series A Preferred Stock are contemporaneously paid in full in cash or additional shares of Series A Preferred Stock and all shares of Series A Preferred Stock which the Corporation shall have so failed to redeem are contemporaneously redeemed.
          2      Redemption.
        (a) Scheduled Redemption. Subject to any limitations contained elsewhere in this Certificate of the Powers, Designations, Preferences, and Rights of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (this "Certificate of Designations"), the Corporation shall, subject to Section 1.2(b), redeem all, but not less than all, shares of Series A Preferred Stock on July 31, 1999, out of funds legally available for such purpose, at a price per share equal to the Redemption Price.

        (b) Mandatory Redemption. Subject to any limitations contained elsewhere in this Certificate of Designations, in the event of the occurrence of a Cash-Out Event, the Corporation agrees, at the election of any holder of then outstanding shares of Series A Preferred Stock made as set forth in Section 1.2(i) below, to redeem all, but not less than all, of such holder's shares of Series A Preferred Stock then outstanding, out of funds legally available for such purpose, at a price per share equal to the Redemption Price therefor. Notwithstanding any provision contained in this Certificate of Designations, the Corporation shall not be required to effect a redemption otherwise required by Section 1.2(a) or (b) prior to the earlier to occur of (i) the redemption in full of the notes in the aggregate principal amount of $130,000,000 to be issued by Supply Co. after the Effective Time (the "Notes") or (ii) the date ten (10) years after the issuance of the Notes. If pursuant to such Cash-Out Event the holders of Common Stock of the Corporation receive cash, Marketable Securities, or a combination thereof, then, at the option of the Corporation, the Corporation may, in lieu of the cash redemption contemplated in the immediately preceding sentence, redeem such Series A Preferred Stock by converting each such share into such cash, Marketable Securities, or a combination thereof, in the same proportions as the holders of Common Stock of the Corporation so receive, the value of which shall equal the Redemption Price.

          (c) Redemptions at Option of Corporation. At any time, and from time to time, the Corporation may, at its election, redeem, out of funds legally available for such purpose, any portion or all of the Series A Preferred Stock then outstanding at a price per share equal to the Redemption Price. Any redemption of shares pursuant to this Section 1.2(c) will be made ratably (as nearly as practicable) among the holders of the Series A Preferred Stock based upon the number of shares held by each such holder.

          (d)       Optional Redemption through Note Exchange.

          (i)       Subject to the provisions of subdivision
     (iv) of this Section 1.2(d), at the option of the Corporation, the Corporation may, at any time out of funds legally available for such purpose, redeem all, but not less than all, shares of the Series A Preferred Stock then outstanding in exchange for, and through the issue by the Corporation in the manner provided in this subdivision of, Series A Exchange Notes to be issued under the Series A Indenture. Such exchange, if any, shall be a redemption of the Series A Preferred Stock in exchange for the Series A Exchange Notes. The Series A Exchange Notes issued to each holder shall be in an aggregate principal amount equal to the Liquidation Value of the shares of Series A Preferred Stock redeemed by the Corporation in exchange therefor.

         (ii) Not more than 60 nor less than 30 days prior to the exchange date, the Corporation shall mail irrevocable written notice, by registered or certified mail, postage prepaid and return receipt requested, to each record holder (and, to the extent such holder is a corporation, to the attention of its Chief Executive Officer and its Corporate Secretary), specifying the exchange date and the time and place where certificates representing shares of Series A Preferred Stock are to be surrendered for Series A Exchange Notes. Upon mailing such notice, the Corporation will be obliged to redeem all shares of Series A Preferred Stock in exchange for the Series A Exchange Notes on the exchange date specified in such notice. Upon surrender in accordance with such notice of the certificates evidencing any shares of Series A Preferred Stock so exchanged (properly endorsed or signed for transfer, if the Corporation shall require and the notice shall so state), the Corporation will cause the Series A Exchange Notes to be authenticated and issued in exchange for such shares of Series A Preferred Stock and to be mailed to the holder of the shares of Series A Preferred Stock at such holder's address of record or such other address as the holder shall specify upon such surrender of such certificates.

        (iii) On the exchange date, (A) the shares of Series A Preferred Stock subject to such exchange and redemption shall cease to be entitled to any dividends accruing after the exchange date, (B) all rights of the respective holders of such shares, as stockholders of the Corporation by reason of the ownership of such shares, except the right to receive the Series A Exchange Notes upon surrender (and endorsement, if required by the Corporation) of the respective certificates representing such shares, shall cease, (C) such shares shall cease to be outstanding, and (D) the person or persons entitled to receive the Series A Exchange Notes issuable upon such exchange shall be treated for all purposes as the registered holder or holders of Series A Exchange Notes; provided, however, that interest shall not begin to accrue on any such Series A Exchange Note issuable to a holder of Series A Preferred Stock until such time as such holder surrenders the certificate or certificates evidencing such shares of Series A Preferred Stock.

         (iv)       The Corporation may redeem shares of Series
A
     Preferred Stock in exchange for Series A Exchange Notes only if, on the Exchange Date, (x) the Corporation has paid all accrued dividends on all outstanding shares of Series A Preferred Stock and (y) the Series A Indenture shall be executed and delivered by the corporation and the trustee thereunder.

          (e)       Redemption Price.  For each share of Series
A
Preferred Stock which is to be redeemed for cash the Corporation will be obligated on the Redemption Date to pay to the holder thereof (upon surrender of the certificate representing such share to the Corporation's stock transfer agent, or if none, to the Corporation at its principal office) an amount in cash equal to the Redemption Price. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably (as nearly as practicable) among the holders of the shares to be redeemed based upon the aggregate Redemption Price of such shares held by each such holder. As and when additional funds of the Corporation are legally available for the redemption of shares, such funds shall as soon as practicable be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date.

          (f) Dividends after Redemption Date. Subject to any limitations contained elsewhere in this Certificate of Designations, no share of Series A Preferred Stock is entitled to any dividends accruing after the redemption of such share. Subject to any limitations contained elsewhere in this Certificate of Designations, on the date of such redemption dividends will cease to accrue, all rights of the holder of such share as such holder will cease, and such shares will be deemed not to be outstanding.

          (g) Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock which are redeemed or otherwise acquired by the Corporation will be retired and cancelled and may not be reissued.

          (h) Restrictions on Dividends and Redemptions. Notwithstanding anything in this Certificate of Designations to the contrary, no dividend payment or other distribution or redemption may be made with respect to Series A Preferred Stock if such payment or other distribution or redemption will be in contravention of the restrictions or limitations on such payments or other distributions or redemptions contained in (i) this Certificate of Designations, (ii) the Debt Agreements,
(iii) the Subordinated Note, or (iv) any and all applicable state or federal laws, rules, and regulations or in any and all orders of any state or federal governmental authority.

          (i)       Redemption Methods.

          (i)       In order to effect a redemption under
either
     Section 1.2(a) or 1.2(c) above, the Corporation shall deliver written notice, by registered or certified mail, postage prepaid and return receipt requested, to the holders of record (and, to the extent any such holder is a corporation, to the attention of its Chief Executive
     Officer and its Corporate Secretary) of the shares to be redeemed, addressed to such holders at their last addresses as shown on the stock transfer books of the corporation. Each such notice of redemption shall specify the date fixed for redemption (to be a date not less than 30 days from the date of such notice), the Redemption Price, places of payment, that payment will be made upon presentation and surrender of the certificates representing shares to be redeemed and that on and after the date of such redemption (or such earlier date as permitted hereunder) dividends will cease to accumulate on such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given when mailed, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares to be redeemed on or after the date fixed for redemption as stated in such notice. Each holder of the shares called for redemption shall surrender its certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in cash, with respect to any redemption under Sections 1.2(a) or 1.2(c). If less than all shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.
    (ii) In order to effect a redemption under Section 1.2(b) above, within 30 days after the date of the occurrence of a Cash-Out Event the Corporation shall deliver notice by registered or certified mail, postage prepaid and return receipt requested, to the holders of record (and, to the extent such holder is a corporation, to the attention of its Chief Executive Officer and its Corporate Secretary) of the shares to be redeemed, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption (to be a date not less than 30 days from the date of such notice), the Redemption Price, places of payment, that payment will be made upon presentation and surrender of the certificates representing shares to be redeemed, a description in reasonable detail of the applicable Cash-Out Event giving rise to the redemption, and a description in reasonable detail of any Marketable Securities to be included, and that on or after the date of such redemption (or such earlier date as permitted hereunder) dividends will cease to accumulate on such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given when mailed, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares to be redeemed on or after the date fixed for redemption as stated in such notice.
Each holder of the shares called for redemption who elects to exercise the right of redemption under Section 1.2(b) above must surrender its certificate or certificates evidencing all such shares to the Corporation on or before the date set for redemption and at the place designated in the Corporation's notice and shall thereupon be entitled to receive payment of the Redemption Price in cash, Marketable Securities, or a combination thereof, as applicable. Any failure on the part of any holder notified as provided above to surrender such certificate or certificates on or before the date set for redemption at the place designated for redemption as provided above, shall be conclusively deemed to have not elected to redeem such holder's shares under and pursuant to Section
1.2(b) above
     and shall not be entitled to receive the Redemption Price as provided above.
        (iii) Notwithstanding any other provision of this Certificate of Designations, if on or after the date on which any notice of redemption is first sent to the holders of shares to be redeemed, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

          3      Voting Rights.  Except as set forth below and as
otherwise required by law, holders of shares of Series A Preferred Stock shall have no voting rights. In connection with any right to vote, each holder of Series A Preferred Stock will have one vote for each share held. Any shares of Series A Preferred Stock held by the Corporation or its Subsidiaries shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum. So long as the Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least 51% of all outstanding Series A Preferred Stock voting separately as a series:

          (a) amend, alter, modify, or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation in any manner which affects materially and adversely the relative rights, preferences, qualifications, powers, limitations, or restrictions of the Series A Preferred Stock;

          (b) increase the authorized number of shares of Preferred Stock of the Corporation, authorize, issue, or otherwise create securities convertible into any shares of capital stock of the Corporation other than Junior Shares.

          (c) voluntarily effect any reclassification of the Series A Preferred Stock.

                 (ii) the number of members of the Board of Directors of the Corporation shall be increased by one, effective as of the time of election of such directors as hereinafter provided and (ii) the holders of the Series A Preferred Stock (voting separately as a series) will have the exclusive right to vote for and elect such one additional director of the Corporation at any meeting of the stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Series A Preferred Stock to vote for such one additional director shall terminate when all accrued and unpaid dividends on the Series A Preferred Stock have been declared and paid in cash or in additional shares of Series A Preferred Stock or set apart for payment. The term of office of any director so elected shall terminate immediately upon the termination of the right of the holders of the Series A Preferred Stock to vote for such one additional director.

          The foregoing right of the holders of the Series A Preferred Stock with respect to the election of one director may be exercised at any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation held for such purpose. If the right to elect an additional director shall have accrued to the holders of the Series A Preferred Stock more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of the Series A Preferred Stock then outstanding, call a special meeting of the holders of the Series A Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors.
          The holders of the Series A Preferred Stock voting as a series shall have the right to remove without cause at any time and replace any director such holders shall have elected pursuant to this Section.
          4      Liquidation.  (a) In the event of any voluntary
or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive the Series A Preferred Liquidation Value of such shares held by them in preference to and in priority over any distributions upon Junior Shares. Upon payment in full to the holders of shares of Series A Preferred Stock of the Series A Preferred Liquidation Value of such shares, the holders of shares of Series A Preferred Stock shall not be entitled, as such holders, to any further participation in any distribution of assets of the Corporation. If the assets of the Corporation are not sufficient to pay in full the Series A Preferred Liquidation Value payable to the holders of shares of Series A Preferred Stock, the holders of all such shares shall share ratably (to the exclusion of any other holders of capital stock) in such distribution of assets.
          (a) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property, nor a merger of any other corporation with or into the Corporation shall be considered a liquidation, dissolution, or winding-up of the Corporation within the meaning of this Section 1.4.
II.       Terms Applicable to Series B and Series C Preferred
Stock.

          1      Identical Rights.  Except as otherwise provided
in this Certificate of Designations, all shares of Series B Preferred Stock and Series C Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

2      Dividends.  (a) Subject to the provisions of Sections
2.2(b), 2.3(f), and 2.3(h), the holders of Series B and Series C Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors of the Corporation out of funds legally available for such purpose, dividends on the outstanding shares of Series B and Series C Preferred Stock at the Series B and Series C Preferred Dividend Rates, payable on each Preferred Dividend Payment Date to holders of record as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). Such dividends shall be cumulative and shall accrue with respect to each share of Series B and Series C Preferred Stock, whether or not declared, whether or not restricted by the terms of the Debt Agreements or otherwise pursuant to the provisions hereof, and whether or not there are funds legally available for the payment thereof until paid. The dividends on the Series B and Series C Preferred Stock may be declared payable in cash or in additional shares of the same series of Preferred Stock, in the discretion of the Board of Directors; provided that dividends on Series C Preferred Stock may be payable in additional shares of Series C Preferred Stock only for Dividend Payment Dates occurring on or prior to January 31, 1999. No other dividends may be declared or paid to the holders of Series B or Series C Preferred Stock. All dividends declared by the Board of Directors upon shares of Series B or Series C Preferred Stock in accordance with this Section 2.2(a) shall be declared and paid pro rata with respect to all shares of Series B and Series C Preferred Stock then outstanding.
          (a) If at any time the Corporation shall have failed to pay any accumulated dividends on any shares of Series B and Series C Preferred Stock on any Preferred Dividend Payment Date as provided above, or if at any time the Corporation shall have failed to redeem shares of Series B or Series C Preferred Stock as required by Section 2.3(a) for any reason, the Corporation shall not:
               (i) declare or pay any dividend on any Junior Shares or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any Junior Shares or make any distribution with respect thereto, either directly or indirectly and whether in cash or property or in obligations or shares (other than in Junior Shares) of the Corporation or any Subsidiary;

         (ii) purchase any shares of Series B or Series C Preferred Stock (except for a consideration payable in Junior Shares) or redeem fewer than all of the shares of Series B and Series C Preferred Stock then outstanding (except in a manner consistent with the last sentence of Section 2.3(c)); or

        (iii)       permit any Subsidiary to purchase any Junior
     Shares or permit any Subsidiary to purchase fewer than all of the shares of Series B and Series C Preferred Stock then outstanding;

unless, at the time of any such dividend payment, distribution, purchase or redemption, all accrued and unpaid dividends on shares of Series B and Series C Preferred Stock are contemporaneously paid in full in cash or additional shares of Series B or Series C Preferred Stock, as applicable, and all shares of Series B or Series C Preferred Stock which the Corporation shall have so failed to redeem are contemporaneously redeemed.

          (b) Notwithstanding any other provision in this Certificate of Designations, the Corporation shall not, and shall not permit any of its Subsidiaries to, take any of the actions specified in subsections 2.2(b)(i), (ii), or (iii) above in excess of $1 million in the aggregate for all such actions, unless at the time such action is taken:

          (i) the Corporation has redeemed for cash all shares of Series B and Series C Preferred Stock, if any, which have been issued to the holders of Series B and Series C Preferred Stock, respectively, as in-kind dividends on the Series B or Series C Preferred Stock, respectively, pursuant to Section 2.2(a) above;

         (ii) the Corporation and its wholly-owned Subsidiaries, on a consolidated basis, have common equity computed in accordance with generally accepted accounting principles, after giving effect to any purchases, redemptions, payments, distributions or disbursements under subsections 2.2(b)(i), (ii), or (iii) above, of at least $26 million;

        (iii) if any such purchases, redemptions, payments, distributions, or disbursements specified in subsections 2.2(b)(i), (ii), or (iii) above are to be made on or after July 31, 1999, then all shares of Series B Preferred Stock shall have been redeemed or otherwise retired; and

         (iv) if any such purchases, redemptions, payments, distributions, or disbursements specified in subsections 2.2(b)(i), (ii), or (iii) above are to be made on or after the dates required for redemptions of shares of Series C Preferred Stock pursuant to Section 2.3(c) below, then that portion of such Series C Preferred Stock so required to be redeemed as of such dates shall have been redeemed or otherwise retired;

provided, however, nothing in this Section 2.2(c) shall limit or impair the Corporation's obligation to make payments or disbursements for any amount it is obligated to pay under or pursuant to the Warrant Agreement dated as of January 31, 1992 between the Corporation (as successor-in-interest to Associated Holdings, Inc., a Delaware corporation to be merged into the Corporation) and Chase Manhattan Investment Holdings, Inc., as amended, and further provided, nothing in this Section 2.2(c) shall limit the Corporation or its Subsidiaries from re-purchasing Common Stock or options to purchase Common Stock of the Corporation held by any employee of the Corporation or its Subsidiaries in connection with the termination of such employee's employment.

          3      Redemption.

          (a) Scheduled Redemption. Subject to any limitations contained elsewhere in this Certificate of Designations, the Corporation shall redeem all shares of Series B Preferred Stock on July 31, 1999. The Corporation shall redeem all shares of Series C Preferred Stock by January 31, 2002, such redemption to be made in four equal (as nearly as practicable) quarterly installments of principal on April 30, 2001, July 31, 2001, October 31, 2001, and January 31, 2002. Scheduled redemptions shall be made out of funds legally available for such purpose, at a price per share equal to the Redemption Price.

          (b) Mandatory Redemption. Subject to any limitations contained elsewhere in this Certificate of Designations, in the event of the occurrence of a Cash-Out Event, the Corporation agrees, at the election of any holder of then outstanding shares of Series B or Series C Preferred stock, as applicable, made as set forth in Section 2.3(i) below, to redeem all, but not less than all, of such holder's shares of Series B or Series C Preferred Stock, as applicable, then outstanding, out of funds legally available for such purpose, at a price per share equal to the Redemption Price therefor. If pursuant to such Cash-Out Event the holders of Common Stock of the Corporation received cash, Marketable Securities, or a combination thereof, then, at the option of the Corporation, the Corporation may, in lieu of the cash redemption contemplated in the immediately preceding sentence, redeem such Series B or Series C Preferred Stock, as applicable, by converting each such share into such cash, Marketable Securities or a combination thereof, in the same proportions received by the holders of Common Stock of the Corporation, the value of which shall equal the Redemption Price.

          (c) Redemptions at Option of Corporation. At any time, and from time to time, the Corporation may, at its election, redeem, out of funds legally available for such purpose, any portion or all of the Series B and Series C Preferred Stock then outstanding at a price per share equal to the Redemption Price. Any redemption of shares pursuant to this Section 2.3(c) will be made ratably (as nearly as practicable) among the holders of the Series B and Series C Preferred Stock based upon the number of shares held by each such holder without distinction between series.

          (d)       Optional Redemption through Note Exchange.

          (i) Subject to the provisions of subdivision (iv) of this Section 2.3(d), at the option of the Corporation, the Corporation may, at any time out of funds legally available for such purpose, redeem all, but not less than all shares of the Series B and Series C Preferred Stock then outstanding in exchange for, and through the issue by the Corporation in the manner provided in this subdivision of, Series B Exchange Notes (with respect to exchanges of Series B Preferred Stock) and Series C Exchange Notes (with respect to exchanges of Series C Preferred Stock). The Series B Exchange Notes shall be issued under the Series B Indenture and the Series C Exchange Notes shall be issued under the Series C Indenture. The Series B Exchange Notes or Series C Exchange Notes issued to each holder shall be in an aggregate principal amount equal to the Liquidation Value of the shares of Series B and Series C Preferred Stock redeemed by the Corporation in exchange thereof.

         (ii) Not more than 60 nor less than 30 days prior to the exchange date, the Corporation shall mail irrevocable written notice, by registered or certified mail, postage prepaid and return receipt requested, to each record holder (and, to the extent such holder is a corporation, to the attention of its Chief Executive Officer and its Corporate Secretary), specifying the exchange date and the time and place where certificates representing shares of Series B and Series C Preferred Stock are to be surrendered for Series B and Series C Exchange Notes. Upon mailing such notice, the Corporation will be obliged to redeem all shares of Series B and Series C Preferred Stock in exchange for the Exchange Notes on the exchange date specified in such notice. Upon surrender in accordance with such notice of the certificates evidencing the shares of Series B or Series C Preferred Stock so exchanged (properly endorsed or signed for transfer, if the Corporation shall require and the notice shall so state), the Corporation will cause the Series B or Series C Exchange Notes, as applicable, to be authenticated and issued in exchange for such shares of Series B or Series C Preferred Stock and to be mailed to the holders of the shares of Series B or Series C Preferred Stock at such holder's address of record or such other address as the holder shall specify on such surrender of such certificates.

        (iii) On the exchange date, (A) the shares of Series B and Series C Preferred Stock subject to such exchange and redemption shall cease to be entitled to any dividends accruing after that date, (B) all rights of the respective holders of such shares, as stockholders of the Corporation by reason of the ownership of such shares, except the right to receive the Series B and Series C Exchange Notes upon surrender (and endorsement, if required by the Corporation) of the respective certificates representing such shares, shall cease, (C) such shares shall cease to be outstanding, and (D) the person or persons entitled to receive the Series B or Series C Exchange Notes, as applicable, issuable upon such exchange shall be treated for all purposes as the registered holder or holders of Series B or Series C Exchange Notes, as applicable; provided, however, that interest shall not begin to accrue on any such Series B or Series C Exchange Notes issuable to a holder of Series B or Series C Preferred Stock, as applicable, until such time as such holder surrenders the certificate or certificates evidencing such shares of Series B or Series C Preferred Stock, as applicable.
         (iv) The Corporation may redeem shares of Series B and Series C Preferred Stock in exchange for Series B and Series C Exchange Notes only if, on the Exchange Date,
     (x) the Corporation has redeemed any outstanding shares of Series A Preferred Stock and, if such redemption of Series A Preferred Stock is effected by the issuance of a Series A Exchange Note, such Series A Exchange Notes shall be senior to any Series B or Series C Exchange Note issued in exchange for Series B or Series C Preferred Stock, (y) the Corporation has paid all accrued dividends on all outstanding shares of Series B or Series C Preferred stock, as applicable, and (z) the Series B Indenture or the Series C Indenture, as applicable, shall be executed and delivered by the Corporation and the applicable trustee thereunder.

          (e) Redemption Price. For each share of Series B and Series C Preferred Stock which is to be redeemed for cash, the Corporation will be obligated on the Redemption Date to pay to the holder thereof (upon surrender of the certificate representing such share to the Corporation's stock transfer agent, or if none, to the Corporation at its principal office) an amount in cash equal to the Redemption Price. If the funds of the Corporation legally available for redemption of shares of Series B and Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably (as nearly as practicable) among the holders of the shares to be redeemed based upon the aggregate Redemption Price of such shares held by each such holder. As and when additional funds of the Corporation are legally available for the redemption of shares, such funds shall as soon as practicable be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date.
          (f) Dividends after Redemption Date. Subject to any limitations contained elsewhere in this Certificate of Designations, no share of Series B or Series C Preferred Stock is entitled to any dividends accruing after the redemption of such share. On the date of such redemption dividends will cease to accrue, all rights of the holder of such share as such holder will cease, and such shares will not be deemed to be outstanding.
          (g) Redeemed or Otherwise Acquired Shares. Any shares of Series B or Series C Preferred Stock which are redeemed or otherwise acquired by the Corporation will be retired and cancelled and may not be reissued.
          (h) Restrictions on Dividends and Redemptions. Notwithstanding anything in this Certificate of Designations to the contrary, no dividend payment or other distribution or redemption may be made with respect to Series B or Series C Preferred Stock if such payment or other distribution or redemption will be in contravention of the restrictions or limitations on such payments or other distributions or redemption contained in (i) this Certificate of Designations, (ii) the Debt Agreements, (iii) the Subordinated Note or (iv) any and all applicable state or federal laws, rules, and regulations or in any and all orders of any state or federal governmental authority.
(i) Redemption Methods. Any redemption of shares of Series B or Series C Preferred Stock under and pursuant to Sections 2.3(a), 2.3(b), or 2.3(c) shall be conducted in the same applicable manner as described with respect to the Series A Preferred Stock in Section 1.2(i) above. Notwithstanding any other provision of this Certificate of Designations, if on or after the date on which any notice of redemption is first sent to the holders of shares to be redeemed, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing the shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, shares shall no longer be deemed outstanding, owners thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest thereon upon surrender of their certificates therefor) shall terminate.

          4      Voting Rights.  Except as otherwise set forth
below and as otherwise required by law, holders of shares of Series B or Series C Preferred Stock shall have no voting rights. In connection with the right to vote, each holder of Series B Preferred Stock will have one vote for each share held and each holder of Series C Preferred Stock shall have one vote for each share held. Any shares of Series B or Series C Preferred Stock held by the Corporation or its Subsidiary shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum. So long as the Series B Preferred Stock or Series C Preferred Stock is outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of all outstanding Series B and Series C Preferred Stock, each voting as a separate series:
          (a) amend, alter, modify, or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation in any manner which affects adversely the relative rights, preferences, qualifications, powers, limitations, or restrictions of that series of Preferred Stock;
          (b) increase the authorized number of shares of capital stock of the Corporation, or authorize, issue, or otherwise create securities convertible into any shares of capital stock of the Corporation other than shares of Series A (only for purposes of paying dividends in-kind on Series A Preferred Stock), Series B or Series C Preferred Stock, Common Stock and/or Junior Shares; or
          (c) voluntarily effect any reclassification of the Series B or Series C Preferred Stock.

                 (ii)     the number of members of the Board of
Directors of the Corporation shall be increased by one, effective as of the time of the election of such directors as hereinafter provided and (ii) the holders of Series B Preferred Stock (voting separately as a series) will have the exclusive right to vote for and elect one additional director of the Corporation at any meeting of the stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of Series B Preferred Stock to vote for such one additional director shall terminate when all accrued and unpaid dividends on the Series B Preferred Stock have been declared and paid in cash or in-kind or set apart for payment. The term of office of any director so elected shall terminate immediately upon the termination of the right of the holders of the Series B Preferred Stock to vote for such one additional director.
                 (iv)     the number of members of the Board of
Directors of the Corporation shall be increased by one, effective as of the time of the election of such directors as hereinafter provided and (iv) the holders of Series C Preferred Stock (voting separately as a series) will have the exclusive right to vote for and elect one additional director of the Corporation at any meeting of the stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of Series C Preferred Stock to vote for such one additional director shall terminate when all accrued and unpaid dividends on the Series C Preferred Stock have been declared and paid in cash or in-kind or set apart for payment. The term of office of any director so elected shall terminate immediately upon the termination of the right of the holders of the Series C Preferred Stock to vote for such one additional director.
          The foregoing right of the holders of Series B and Series C Preferred Stock with respect to the election of one director per series may be exercised at any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation held for such purpose. If the right to elect an additional director shall have accrued to the holders of Series B Preferred Stock or Series C Preferred Stock more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of the Series B Preferred Stock or Series C Preferred Stock, as applicable, then outstanding, call a special meeting of the holders of the Series B or Series C Preferred Stock, as applicable, to be held within 60 days after the delivery of such request for the purpose of electing such additional directors. The holders of the Series B Preferred Stock voting as a series shall have the right to remove without cause at any time and replace any director such holder shall have elected pursuant to this Section. The holders of the Series C Preferred Stock voting as a series shall have the right to remove without cause at any time and replace any director such holder shall have elected pursuant to this Section.
          5      Liquidation.  (a) In the event of any voluntary
or involuntary liquidation, dissolution or winding-up of the corporation, the holders of shares of Series B and Series C Preferred Stock shall be entitled to receive the Series B or Series C Preferred Liquidation Value of such shares held by them in preference to and in priority over any distributions upon Junior Shares. Upon payment in full to the holders of shares of Series B and Series C Preferred Stock of the Series B and Series C Preferred Liquidation Values of such shares, the holders of shares of Series B or Series C Preferred Stock shall not be entitled, as such holders, to any further participation in any distribution of assets of the Corporation. If the assets of the Corporation are not sufficient to pay in full the Series B and Series C Preferred Liquidation Value payable to the holders of shares of Series B or Series C Preferred Stock, the holders of all such shares shall share ratably (to the exclusion of any other holders of capital stock) in such distribution of assets.

          (a) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, nor a merger of any other corporation with or into the Corporation, shall be considered a liquidation, dissolution, or winding-up of the Corporation within the meaning of this Section 2.5.


III.       Definitions.

          As used in this Certificate of Designations, the terms indicated below shall have the following respective meanings:

          "Affiliate", with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, by contract or otherwise. Additionally, with respect to Wingate Partners, L.P., the term "Affiliate" for purposes of the definition of Change of Control shall be deemed to include James T. Callier, Jr., Frederick B. Hegi, Jr., Thomas W. Sturgess, James A. Johnson, Dennis J. Johnson, Sue Goddard, Wallace R. Hawley, Lee Walton, Bud Applebaum, Estate of Howard Beasley, Callier Buy-Out Partners, as defined in the Agreement of Limited Partnership of Wingate Partners, L.P., Peter J. Wodtke, and pension plans for the benefit of such individuals or entities.

          "Bank Holding Company Affiliate" shall mean, with respect to any Person subject to the provisions of Regulation Y,
(i) if such Person is a bank holding company, any company directly or indirectly controlled by such bank holding company, and (ii) otherwise, the bank holding company that controls such Person and any company (other than such Person) directly or indirectly controlled by such bank holding company.

          "Business Sale" means a transaction or a series of transactions, whether effected by sale or exchange of securities or assets, merger or consolidation, or otherwise, that results in the sale of the Corporation or its business to an Independent Third Party or group of Independent Third Parties, pursuant to which such Independent Third Party or group of Independent Third Parties would acquire (a) capital stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the Board or (b) all or substantially all of the Corporation's assets determined on a consolidated basis.

          "Cash-Out Event" means the occurrence of a Business Sale, a Change in Control, a Qualified Public Offering, or a Recapitalization. In the case of the Series C Preferred Stock, "Cash-Out Event" shall also include the expiration of the Agreement for Data Processing Services, dated January 31, 1995, between ASI and Affiliated Computer Services, Inc. (together with all amendments thereto and extensions, modifications, and waivers thereof, the "Supply Agreement") providing for the furnishing of information systems services to Supply Co., or the early termination of the Supply Agreement for any reason other than termination of such agreement by Affiliated Computer Services, Inc.

          "Change in Control" means an occurrence by which Wingate Partners and its Affiliates and Cumberland Capital Corporation and its Affiliates shall have collectively sold or otherwise disposed of and received the pecuniary benefit of 33-1/3% of the Common Stock legally or beneficially owned by them collectively as of ________ __, 1995 [day after closing of Merger], subject to appropriate adjustment in the event of a stock split, reverse stock split or similar transaction and excluding any sales or other dispositions made by any of them to employees of the Corporation or of any of its Subsidiaries of up to 10% of such holdings.

          "Control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Debt Agreements" means the Credit Agreement, dated as of March __, 1995, among ASI, AHI, The Chase Manhattan Bank (National Association) and the other lenders named therein, and the notes and other documents and instruments executed and delivered in connection therewith, as said agreement and notes and other documents and instruments may from time to time be amended or supplemented, and any agreements evidencing any renewal, extension, refinancing, refunding or replacement thereof.

          "Dividend Base" of any share of Series A, Series B, or
Series C Preferred Stock means $1,000, subject to appropriate adjustment in the event of a stock split, reverse stock split or similar transaction.

          "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully diluted and converted basis (a "5% Owner"), who is not controlling, controlled by, or under common control with the Corporation or any such 5% Owner, and who is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

          "Junior Shares" means with respect to the priority of any class or series of Preferred Stock, shares of Common Stock, or shares of any other series or class of Preferred Stock of the Corporation which are designated as junior to such series in the Certificate of Incorporation or any amendment thereto, or in the resolution designating the class or series of such Preferred Stock and any warrants, options, or other rights to acquire or purchase such securities. The shares of Series B and Series C Preferred Stock are Junior Shares in relation to the Series A Preferred Stock. Any shares of Additional Preferred Stock, regardless of designation, shall be deemed Junior Shares in relation to the Series A, Series B, and Series C Preferred Stock.

          "Liquidation Date" means as to any series of Preferred Stock, the first date on which the assets of the Corporation are distributed to the holders of such series of Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

          "Marketable Securities" shall mean Common Stock or common stock or other securities of any corporation that is the successor to substantially all of the business or assets of the Corporation or the ultimate parent of such successor which is (or will, upon distribution thereof, be) listed on the New York Stock Exchange, the American Stock Exchange, or approved for quotation on the Nasdaq National Market System.

          "Person" means an individual, partnership, association, joint venture, corporation, business, trust, estate, unincorporated organization, or government or any department, agency or subdivision thereof.

          "Preferred Dividend Payment Date" shall mean each April
30, July 31, October 31, and January 31, or the next business day following each such date of any year commencing with the initial payment April 30, 1992.

          "Qualified Public Offering" means a sale in a public offering or series of public offerings, registered under the Securities Act, of Common Stock; provided, however, that such offering or series of offerings shall not be deemed to be a Qualified Public Offering unless such offering or offerings shall have resulted in (A)(i) public ownership of not less than 20% of the Common Stock of the Corporation on a fully-diluted basis (which such shares of Common Stock are listed upon the New York Stock Exchange, the American Stock Exchange, or are approved for quotation on the Nasdaq National Market System), and (ii) such offering or offerings shall have resulted in receipt by the Corporation of aggregate cash proceeds (after deduction of underwriter discounts and the costs associated with such offering or offerings) of at least $37.5 million, or (B) the holders of Common Stock of the Corporation receive, as a result of such offering or offerings, cash, Marketable Securities, or a combination thereof valued at not less than $1 million.

          "Recapitalization" means a recapitalization of the Corporation pursuant to which the holders of Common Stock of the Corporation receive cash, securities (other than shares junior to the Series B or Series C Preferred Stock), property, or other assets and such consideration is valued at not less than $1 million.

          "Redemption Date" as to any share of Series A, Series B, or Series C Preferred Stock means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid or has been set aside for payment to such stockholder in full as of such date, and if not so paid or set aside for payment to such stockholder in full, the Redemption Date will be the date on which such Redemption Price is fully paid.

          "Redemption Price" of any share of Series A, Series B, or Series C Preferred Stock means as of the Redemption Date an amount equal to the sum of $1,000 plus the aggregate of accrued and unpaid dividends on such share to such date, subject to appropriate adjustment in the event of a stock split, reverse stock split, or similar transaction.

          "Regulation Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R.
 225) or any successor regulation.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           "Series A Exchange Notes" means the Series A
Subordinated Exchange Notes which may be issued by the Corporation to the holders of the Series A Preferred Stock upon a redemption pursuant to Section 1.2(d). Such Series A Exchange Notes shall have a maturity date of July 31, 1999 and shall bear interest at the rate of 10% for interest paid in cash and 13% for interest paid in-kind in additional Series A Exchange Notes. Such interest shall be payable quarterly in arrears, either in cash or in-kind, on the Preferred Dividend Payment Dates. Such Series A Exchange Notes will permit a required prepayment to the same amounts on the same dates as would have applied to an optional or mandatory redemption of the Series A Preferred Stock (assuming that the exchange pursuant to Section 1.2(d) had not occurred), shall not contain any financial covenants by, or other restrictive covenants (other than limitations imposed by senior debt and applicable law) on, the Corporation, and shall provide for an event of default only upon the Corporation's failure to make payments in accordance with its terms or upon a bankruptcy filing by or against the Corporation which filing is not dismissed within 60 days after filing. The payment of principal, interest, and premium (if any) will be subordinated to senior debt (to be defined as any obligation of the Corporation or its subsidiaries for borrowed money including the obligations under the Subordinated Note).

          "Series A Indenture" means an indenture for the Series A Exchange Notes that qualifies under and is in compliance with the Trust Indenture Act to be entered into between the Corporation and a trustee acceptable to the Corporation and a majority of the holders of Series A Exchange Notes and containing such terms and provisions as are approved by the Board of Directors of the Corporation.

          "Series A Preferred Dividend Rate" means a rate of 10% per annum, computed on the basis of a 360-day year and twelve 30-day months, to be applied to the Dividend Base for the Series A Preferred Stock as from time to time adjusted; provided that in the event of and during continuance of a failure by the Corporation to pay in cash a dividend on the Series A Preferred Stock on any Preferred Dividend Payment Date or to make any redemption payment when due, the dividend rate shall be increased to 13% per annum, and shall remain at said rate until such failure is cured, such increase to be effective retroactive to the first day of the accrual period for which the dividend was not paid.

          "Series A, Series B, and Series C Preferred Liquidation Value" of any share of Series A, Series B, or Series C Preferred Stock means as of any particular date an amount equal to the sum of $1,000 plus the aggregate of accrued and unpaid dividends on such share to such date, subject to appropriate adjustment in the event of a stock split, reverse stock split, or similar transaction.

          "Series B and Series C Exchange Notes" means the Series
B Subordinated Exchange Notes and the Series C Subordinated Exchange Notes which may be issued by the Corporation to the holders of the Series B or Series C Preferred stock, as applicable, upon a redemption pursuant to Section 2.3(d). Series
B Exchange Notes shall have a maturity date of July 31, 1999.
The Series C Exchange Notes shall have a maturity date of January 31, 2002, with payments to be made thereon in four equal
(as nearly as practicable) installments of principal on April 30, 2001, July 31, 2001, October 31, 2001, and January 31, 2002. Both
Series B and Series C Exchange Notes shall bear interest at the rate of 11% for interest paid in cash and 12% for interest paid in-kind in additional Series B or Series C Exchange Notes, as applicable. Such interest shall be payable quarterly in arrears, either in cash or in-kind as would have applied to the Series B and Series C Preferred Stock Dividend on the Preferred Dividend Payment Dates. Such Notes will permit or require prepayments in the same amounts and at the same dates as would have applied to an optional or mandatory redemption of the Series B and Series C Preferred Stock (assuming that the exchange pursuant to Section 2.3(d) had not occurred), shall not contain any financial covenants by, or other restrictive covenants (other than limitations imposed by senior debt and applicable law) on, the Corporation, and shall provide for an event of default only upon the Corporation's failure to make payments in accordance with its terms or upon a bankruptcy filing by or against the Corporation, which filing is not dismissed within 60 days after filing. The payment of principal, interest, and premium (if any) will be subordinated to senior debt (to be defined as any obligation of the Corporation for borrowed money including the obligations under the Subordinated Note) and payments in respect of Series A
Exchange Notes.

          "Series B Indenture" means an indenture for the Series B Exchange Notes that qualifies under and is in compliance with the Trust Indenture Act to be entered into between the Corporation and a trustee acceptable to the Corporation and a majority of the holders of Series B Exchange Notes and containing such terms and provisions as are approved by the Board of Directors of the Corporation.

          "Series B or Series C Preferred Dividend Rate" means a rate of 9% per annum computed on the basis of a 360-day year and twelve 30-day months, to be applied to the Dividend Base for the Series B or Series C Preferred Stock as from time to time adjusted; provided that in the event of and during continuance of a failure by the Corporation to pay in cash a dividend on the Series B or Series C Preferred Stock on any Preferred Dividend Payment Date or to make any redemption payment when due, the dividend rate shall be increased to 10% per annum, and shall remain at said rate until such failure is cured, such increase to be effective retroactive to the first day of the accrual period for which the dividend was not paid.

          "Series C Indenture" means an indenture for the Series C Exchange Notes that qualifies under and is in compliance with the Trust Indenture Act to be entered into between the Corporation and a trustee acceptable to the Corporation and a majority of the holders of Series C Exchange Notes and containing such terms and provisions as are approved by the Board of Directors of the Corporation.

          "Subordinated Note" means the Senior Subordinated Credit Agreement, dated as of March __, 1995, among ASI, AHI, The Roebling Fund, a Delaware statutory business trust, and the other lenders named therein, and the notes and other documents and instruments executed and delivered in connection therewith, as said agreement and notes and other documents and instruments may from time to time be amended or supplemented, and any agreements evidencing any renewal, extension, refinancing, refunding or replacement thereof.

          "Subsidiary" means any corporation, a majority (by number of votes) of the voting securities of which shall, at the time as of which any determination is being made, be owned by the Corporation, directly or indirectly through one or more Subsidiaries.
          "Supply Co." means United Stationers Supply Co., an Illinois corporation and wholly-owned subsidiary of the Corporation.
          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, the rules and regulations promulgated thereunder, and any successor legislation thereto.
               IN WITNESS WHEREOF, United Stationers Inc. has

caused this certificate to be signed on its behalf by its

President and attested by its Secretary, this  30th  day of

March, 1995.



                                   UNITED STATIONERS INC.

                                   By:   /s/ THOMAS W. STURGESS
                                        Thomas W. Sturgess
Chairman of the Board


ATTEST:



 /s/ GARY G. MILLER
Gary G. Miller
Secretary